Exhibit 2
ESCROW AGREEMENT
      This ESCROW AGREEMENT (this 'Agreement') is entered into as of November 15, 2005 (the 'Closing Date'), by and among EPIQ Systems, Inc., a Missouri corporation ('Buyer'), Ajuta
International Pty. Ltd., an Australian Company as Trustee of
Hypatia Trust, a trust created under the laws of Victoria,
Australia ('Indemnifying Shareholder'), and Wells Fargo Bank,
N.A. (the 'Escrow Agent').
      WHEREAS, the Indemnifying Shareholder is the sole
shareholder of nMatrix, Inc., a Delaware corporation ('nMatrix U.S.') and of nMatrix Australia Pty. Ltd., an Australian company ('nMatrix Australia'), and nMatrix Australia is in turn the sole shareholder of nMatrix Ltd., a company registered in England and Wales ('nMatrix U.K.', and together with nMatrix U.S. and
nMatrix Australia U.K. are herein collectively called the
'Company');
      WHEREAS, the Indemnifying Shareholder desires to sell to Buyer, and Buyer desires to purchase from the Indemnifying Shareholder, all of the issued and outstanding shares of capital stock of nMatrix U.S. and of nMatrix Australia, all on the terms and subject to the conditions set forth in the Stock Purchase Agreement between the Indemnifying Shareholder and Buyer dated the date hereof (as amended from time to time, the 'Stock
Purchase Agreement');
      WHEREAS, as a condition to the consummation of the
acquisition and pursuant to the Stock Purchase Agreement, the Indemnifying Shareholder has agreed that on the date hereof,
245,679 shares of common stock of Buyer that the Indemnifying Shareholder received, consisting of 20% of the Share
Consideration (as defined in the Stock Purchase Agreement) shall be placed in escrow for a period of time after the Closing Date, in order to secure the performance of the indemnity obligation of the Indemnifying Shareholder under the Stock Purchase
Agreement; and
      WHEREAS, the parties hereto desire to establish the terms
and conditions pursuant to which such escrow account will be established and maintained.
      NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
ESCROW SHARES
      1.1	Consent of Escrow
      The Indemnifying Shareholder and Buyer hereby, and by
virtue of its approval of the Stock Purchase Agreement, agrees to:  (a) the establishment of this escrow to secure the
Indemnifying Shareholder's indemnification obligations under the Stock Purchase Agreement in the manner set forth herein and
(b) all of the other terms, conditions and limitations contained in this Agreement.
      1.2	Delivery; Escrow Fund
      As soon as practicable after the execution of this
Agreement, Buyer shall cause its stock transfer agent to deliver to the Escrow Agent a stock certificate registered in the name of the Escrow Agent representing an aggregate of 245,679 shares of common stock of Buyer, par value $0.01 per share, (the
'Escrow Shares').  The Escrow Agent will acknowledge receipt of the Escrow Shares and the Escrow Agent agrees to hold the Escrow Shares in an escrow account (the 'Escrow Account'), subject to the terms and conditions of this Agreement (the Escrow Shares and any cash, property, securities or other proceeds arising from the sale, conversion or exchange of, the Escrow Shares, including any Escrow Cash, and any non-cash distributions on or with respect to the Escrow Shares are collectively referred to herein as the 'Escrow Fund'). For the purpose of this
Agreement, Escrow Cash shall mean the gross proceeds from sales of the Escrow Shares, less all reasonable brokerage commissions and charges and any other fees and expenses arising directly from the sale of such Escrow Shares, but not reduced by any
taxes arising from such sale, plus any interest or dividends earned with respect to such Escrow Cash.  All cash dividends on the Escrow Shares and all earnings on the Escrow Cash shall be paid over by the Escrow Agent to the Indemnifying Shareholder no less often than once per calendar quarter.
      1.3	Receipt; Escrow Account
      The Escrow Agent hereby agrees (i) to accept delivery of
the Escrow Shares and (ii) to hold the Escrow Shares in the
Escrow Account in accordance with the terms and conditions of this Agreement and for the uses and purposes stated herein.  In no event shall any part of the Escrow Shares be commingled with any other securities held by the Escrow Agent or any of its
parents, subsidiaries or affiliates. The Escrow Agent shall, promptly following the end of each calendar month, send to the Indemnifying Shareholder and Buyer with respect to the Escrow
Shares a statement of holdings and transactions in form and substance customarily provided to clients. It is the intention of the Indemnifying Shareholder that the Escrow Account shall not be subject to any lien or attachment by any creditor of the Indemnifying Shareholder and shall be used solely for the purposes set forth in this Agreement. The Escrow Shares and any amounts in the Escrow Account shall not be used by the Escrow
Agent to offset any obligations that either the Indemnifying Shareholder or Buyer might have to the Escrow Agent or any of its affiliates, whether under this Agreement or under any other agreement or arrangement in any other capacity, nor shall the
Escrow Agent have any lien or claim upon the Escrow Fund in any form whatsoever.
      1.4	Dividends, Etc.
      Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the
Escrow Agent or its nominee, and shall be delivered to the
Escrow Agent, who shall hold such securities in the Escrow
Account.  Such securities shall be considered Escrow Shares for purposes hereof.
      1.5	Voting of Shares
      All voting rights with respect to the Escrow Shares shall
be exercised by the Indemnifying Shareholder, by delivering
written voting instructions to the Escrow Agent.  The
Indemnifying Shareholder shall have the authority to instruct the Escrow Agent whether or not to accept any tender or exchange offers with respect to the Escrow Shares. The Escrow Agent shall forward to the Indemnifying Shareholder all proxy
statements, reports, and tender and exchange offer materials received by it with respect to the Escrow Shares. The Escrow
Agent will then vote or tender the Escrow Shares in accordance with such written instructions. In the absence of such written instructions, the Escrow Agent shall not vote or cause the voting of such shares.
      1.6	Transferability; Sale
            (a)	Transferability.  The Indemnifying Shareholder
shall not sell, pledge, assign, or transfer  (including by
operation of law) or otherwise dispose of, its interest in the Escrow Fund, directly or indirectly, or subject its interest in the Escrow Fund to a transaction which would have the same
effect, or subject its interest in the Escrow Fund to any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Escrow
Fund, in cash or otherwise, so long as such Escrow Fund is held by the Escrow Agent hereunder.
            (b)	Sales of Escrow Shares.  Subject to Section 1.5
above, the Escrow Agent shall have no authority to sell or
dispose of any Escrow Shares unless pursuant to and in
accordance with, joint written instructions from Buyer and the Indemnifying Shareholder.
      1.7	Manner of Sale
      The Escrow Agent shall have no responsibility in connection with such sale other than to make delivery of the Escrow Shares to the brokerage firm selected by Buyer and the Indemnifying Shareholder (or, if Buyer and the Indemnifying Shareholder do
not designate a brokerage firm, then to the brokerage firm
selected by the Escrow Agent), with its delivery instructions and any special instructions provided by the Buyer and the Indemnifying Shareholder, and to receive and deposit the Escrow
Cash arising from such sale into the Escrow Account. The Escrow Agent shall have no duty or obligation to determine or accomplish compliance with any applicable transfer restrictions;
and it shall be the sole obligation of the party directing such sale to take any remaining actions, and to provide or deliver any necessary instruments or opinions (at its expense) necessary to comply with applicable transfer restrictions or applicable securities laws. The Escrow Agent shall have no liability for any actions or omissions of any such brokerage firm, and shall have no liability for the price or execution achieved. Without limiting the generality of the foregoing, the Indemnifying Shareholder expressly acknowledges that (a) the Escrow Shares that are the subject of a sale may be sent to a transfer agent to be reissued in saleable form, (b) the Escrow Shares may
contain or be subject to transfer restrictions that may limit their marketability and impose restrictions upon the number or types of purchasers to whom they can be offered or sold, and (c)
the Escrow Agent shall have no liability for any failure or
delay (or any price change during any such delay) on the part of Buyer, the Indemnifying Shareholder or any transfer agent, or caused by any necessary registration or delivery procedures, or compliance with any applicable transfer restrictions involved in the transfer of such Escrow Shares.
ARTICLE II
DISBURSEMENTS
      2.1	Disbursements Upon Joint Instructions
      The Escrow Agent will disburse the Escrow Fund, or any
portion thereof only in accordance with (a) a written instrument delivered to the Escrow Agent that is executed by both Buyer and the Indemnifying Shareholder and that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Fund or (b)
the provisions of Sections 2.2, 2.3 or 2.4.
      2.2	Disbursements upon Receipt of Final Determination
      If either the Indemnifying Shareholder or Buyer delivers to the Escrow Agent and the other party hereto a final notice of the claim for indemnification and the amount of Losses related thereto (the 'Final Determination Notice'), together with a copy of an order of a court of competent jurisdiction providing for the disbursement of Escrow Fund (each an 'Order') and a
certificate, signed by an officer of Buyer or the trustee of the Indemnifying Shareholder (as applicable), stating that such order is not subject to appeal, or that the appeal period with respect to such order has elapsed and no appeal has been taken, together with a written certification that a copy of the Order has been delivered to the parties involved, then the Escrow
Agent shall disburse the Escrow Fund, or any portion thereof, in accordance with the Order within the 10 business days following the Escrow Agent's receipt of the Order, such certificate and certification of delivery. The Escrow Agent shall send for overnight delivery a copy of the Order to the non-delivering party at the address set forth in Section 5.7.
      2.3	Disbursements Following Termination Date
      Within 3 business days after May 14, 2007 (the 'Termination Date'), the Escrow Agent shall release to the Indemnifying Shareholder all of the Escrow Fund; provided that, if Buyer has on or before the Termination Date delivered to the Escrow Agent a written notice that (i) Buyer has previously delivered to the Indemnifying Shareholder one or more Claim Notices (as defined in the Stock Purchase Agreement), (ii) the claim or claims
covered thereby have not been resolved either by agreement of
Buyer and the Indemnifying Shareholder or by a final,
non-appealable order of a court of competent jurisdiction, and
(iii) specifying the claim amount(s) covered in the unresolved
Claim Notice or Notices, then the Escrow Agent shall retain in the Escrow Fund Escrow Cash and such number of Escrow Shares as together have an aggregate Fair Market Value (as defined in
Section 3.1(a)) equal to 100% of the claim amount covered by the unresolved Claim Notice or Claim Notices and establish a new Termination Date. If Buyer has delivered to the Escrow Agent a written notice in accordance with the proviso in the preceding sentence, Buyer may direct the Escrow Agent to sell all Escrow Shares retained in the Escrow Account without further consent or action by the Indemnifying Shareholder.
      2.4	Method of Disbursement
      Disbursements to the Indemnifying Shareholder shall be made by courier delivery of stock certificates and/or checks to the Indemnifying Shareholder at its address shown in Section 5.7 (or such other address as may be provided in writing to the Escrow
Agent by the Indemnifying Shareholder).
ARTICLE III
VALUATION; INVESTMENT OF ESCROW CASH
      3.1	Valuation; Investment of Escrow Cash
      	(a)	Valuation of Escrow Shares.  For purposes of this
Agreement, the 'Fair Market Value' of any Escrow Shares shall equal the average closing price per share of Buyer's common
stock on NASDAQ for the five-day period ending on the day prior to the date on which the indemnification claim was 'finally determined'. For purposes of this Section 3.1(a), the date on which an indemnification claim was 'finally determined' shall mean (i) in the case of Section 2.1, the payment date stated in the joint written instructions, (ii) the case of Section 2.2, the payment date stated in the Final Determination Notice, and
(iii) in the case of Section 2.3, the Termination Date.  The value of Escrow Cash shall be face value of such Escrow Cash.
For the purposes of any disbursement of Escrow Shares, the
number of Escrow Shares required to satisfy a claim with respect to the Escrow Account shall be rounded to the nearest whole
share of common stock of Buyer. The Buyer and the Indemnifying Shareholder agree that the Escrow Agent shall have no responsibility for determining, or reporting, the Fair Market
Value of the Escrow Shares.
            (b)	Permitted Investments of Escrow Cash.  Escrow
Cash shall be invested by the Escrow Agent, to the extent
permitted by law and as directed by the Indemnifying
Shareholder, in (i) obligations issued or guaranteed by the
United States of America or any agency or instrumentality
thereof, (ii) obligations (including certificates of deposit and bankers' acceptances) of domestic commercial banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iii) commercial paper rated at least A-1 or
P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii). Absent receipt of specific written investment instructions from the Buyer or Indemnifying Shareholder, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Cash; provided, however, that in the event the Escrow
Agent shall not have received such written investment
instruction, the Escrow Agent shall be authorized to invest any of the Escrow Cash in the Wells Fargo Advantage Government Money Market Fund until such investment instruction is received. All earnings received from the investment of the Escrow Cash shall be credited to, and shall become a part of, the Escrow Fund (and any losses on such investments shall be debited to the Escrow
Fund).  The Escrow Agent shall have no liability for any
investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.  The investments in the Wells
Fargo Advantage Fund are not obligations of, or endorsed or guaranteed by, the Escrow Agent or its Affiliates and are not insured by the Federal Deposit Insurance Corporation. The
Escrow Agent serves as advisor, custodian, and transfer agent for the Wells Fargo Advantage Fund and will be paid, and its affiliates may be paid, fees for services to the Wells Fargo Advantage Fund and those fees may include processing organization fees. The Escrow Agent will have the right to liquidate any investments of the Escrow Fund held by the Escrow Agent hereunder in order to provide funds necessary to make required payments hereunder.
            (c)	Tax Reporting.  The parties hereto agree that,
for tax reporting purposes, all interest or other income earned from the investment of any Escrow Cash or any portion thereof in any tax year shall be reported as allocated to the Indemnifying
Shareholder.
ARTICLE IV
ESCROW AGENT
      4.1	Appointment
      The Indemnifying Shareholder and Buyer hereby appoint the Escrow Agent to serve as the escrow agent hereunder, and the
Escrow Agent hereby accepts such appointment and agrees to
perform all duties which are expressly set forth in this
Agreement.
      4.2	Fees and Expenses of Escrow Agent
      Buyer and the Indemnifying Shareholder shall each (a) pay one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder, which are set forth on Attachment A hereto, and (b) reimburse the Escrow Agent for one-half of its reasonable expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation and performance of its duties under this Agreement; provided that any fees and expenses relating to any sale of Escrow Shares pursuant to Section 1.6 shall be promptly paid in full by the Indemnifying Shareholder and shall be deducted from the gross proceeds of such sale of Escrow Shares. In the event of any material change in the fees charged by the Escrow Agent, the
Escrow Agent shall notify the Indemnifying Shareholder and Buyer in writing of such change as soon as practicable after the
Escrow Agent is made aware of the change. The Escrow Agent may withhold its unpaid fees and expenses from any final disbursement from the Escrow Fund.
      4.3	Limitation of Escrow Agent's Duties and Liabilities.
            (a)	Limitation on Liability.  The Escrow Agent shall
not be responsible for determining or compelling compliance with the Stock Purchase Agreement and shall not be bound by or incur any liability with respect to any other agreement or
understanding to which the Escrow Agent is not a party,
including the Stock Purchase Agreement.  The Escrow Agent shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent.  The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence.
In all questions arising under the Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice.  The
Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.  In no event shall the Escrow Agent be liable for indirect,
punitive, special or consequential damages.
            (b)	Sales of Escrow Shares.  In connection with any
sale of Escrow Shares pursuant to Section 1.6 of this Agreement, the Escrow Agent shall be entitled to receive and rely upon, prior to taking action in that regard, written direction from the Buyer and the Indemnifying Shareholder as to the manner and method to be undertaken in carrying out such sale, including, without limitation written direction (1) identifying the number of Escrow Shares to be sold, (2) requesting the Escrow Agent to use a brokerage firm identified by the Buyer and the
Indemnifying Shareholder therein, or requesting the Escrow Agent to use its affiliated brokerage service, and (3) setting forth any necessary or special instructions with respect to the sale (including any stop loss or minimum price per share instruction); and the Indemnifying Shareholder shall execute and deliver any instruments reasonably required by the Buyer or the Escrow Agent in order to carry out such sale or liquidation.
      4.4	No Security Interest
      The Indemnifying Shareholder warrants to and agrees with
Buyer and the Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the
Escrow Fund, Escrow Account or any part thereof created by it or in respect of any of its obligations or liabilities. The Indemnifying Shareholder knows of no financing statement under the Uniform Commercial Code, which is on file in any
jurisdiction claiming a security interest in or describing
(whether specifically or generally) the Escrow Fund, the Escrow Account or any part thereof.
      4.5	Indemnification
      Indemnifying Shareholder and Buyer hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any fee, cost, loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including, without limitation,
attorneys' fees and expenses and the costs and expenses of investigating or defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct; provided, that, without limiting the foregoing, the Indemnifying
Shareholder, on the one hand, and Buyer on the other hand, agree between themselves that each shall pay one half of such amounts. This right of indemnification shall survive the termination of this Agreement and the resignation or removal of the Escrow
Agent.
      4.6	Tax Indemnification
      The Indemnifying Shareholder shall assume and promptly pay when and as due any and all obligations imposed now or hereafter by any applicable tax law, rule or regulation with respect to any payment or disbursement of the Escrow Fund, each and every sale, exchange or conversion of the Escrow Shares and dividends or distributions with respect to the Escrow Shares, any
distribution of the Escrow Shares or performance of any other activity under this Agreement. The Indemnifying Shareholder also agrees to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other
taxes, assessments or other governmental charges, and to
instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as the Escrow Agent under this Agreement. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement. Indemnifying Shareholder and
Buyer will provide a completed IRS Form W-9 or W-8 to the Escrow Agent upon the signing of this Escrow Agreement. The Escrow
Agent will report to the Internal Revenue Service, as of each calendar year-end, and to Indemnifying Shareholder all income earned from the investment of any sum held in the Acquisition
Fund against Indemnifying Shareholder, whether or not said
income has been distributed during such year, as and to the
extent required by law under the provisions of the Internal
Revenue Code of 1986, as amended, and the regulations
promulgated thereunder (the 'Code').  Any tax returns required to be prepared and filed will be prepared and filed by
Indemnifying Shareholder with the Internal Revenue Service in all years income is earned, whether or not income is received or distributed in any particular tax year, and Escrow Agent will have no responsibility for the preparation and/or filing or any tax return with respect to any income earned by the Acquisition Fund. The Indemnifying Shareholder is required to prepare and file any and all income or other tax returns applicable to the Acquisition Fund with the Internal Revenue Service and all required state and local departments of revenue in all years income is earned in any particular tax year as and to the extent required under the provisions of the Code. Any taxes payable on income earned from the investment of any sums held in the Escrow Fund will be the responsibility of Indemnifying Shareholder, whether or not the income was distributed by the Escrow Agent during any particular year as and to the extent required under the provisions of the Code.
      4.7	Successor Escrow Agent
      In the event the Escrow Agent becomes unavailable or
unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Agreement, not less than 60 days prior to the date when such resignation shall take effect. Buyer may appoint a successor
Escrow Agent so long as such successor is a bank with assets of at least $500,000,000, and may appoint any other successor
Escrow Agent with the consent of the Indemnifying Shareholder, which shall not be unreasonably withheld or delayed. If, within such notice period, Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor
Escrow Agent and directions for the transfer of any Escrow
Shares then held by the Escrow Agent to such successor, the
Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor. If no successor Escrow Agent is named as provided in this Section 4.7 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.
      4.8	Investment
      The Escrow Agent is hereby authorized, in making or
disposing of any investment permitted by this Agreement, or in carrying out any sale of the Escrow Fund permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such
affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.
      4.9	Action by Escrow Agent
      Notwithstanding any term in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Fund (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) business days after (i) it has received the
applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period, as the case may
be.
ARTICLE V
OTHER PROVISIONS
      5.1	Representation and Warranties of Indemnifying
Shareholder and Buyer
      Each of Indemnifying Shareholder and Buyer hereby
represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the
execution, delivery and performance of this Agreement by each of Indemnifying Shareholder and Buyer does not and will not violate any applicable law or regulation.
      5.2	Termination
      This Agreement shall terminate upon the disbursement by the Escrow Agent of the Escrow Fund in accordance with this
Agreement; provided that the provisions of Sections 4.2, 4.5 and
4.6 shall survive such termination.
      5.3	Entire Agreement
      This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.
      5.4	Succession and Assignment
      This Agreement shall be binding upon and inure to the
benefit of the parties named herein and their respective
successors and permitted assigns.
      5.5	Counterparts and Facsimile Signature
      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature. Signatures by facsimile shall be deemed to be their original signatures for all purposes.
      5.6	Headings
      The section headings contained in this Agreement are
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
      5.7	Notices
      All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) five business days after being sent by registered or certified mail, return receipt requested,
(ii) upon delivery, if hand delivered, (iii) one business day after being sent by prepaid overnight courier with guaranteed delivery, with a record of receipt, or (iv) upon transmission with confirmed delivery if sent by cable, telegram, facsimile or telecopy, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):
      If to Buyer:
EPIQ Systems, Inc.
501 Kansas Avenue
Kansas City, KS 66105
Attention: General Counsel
            Telephone: 	(913) 621-9500
            Telecopy: 	(913) 621-7281
            E-mail:  colofson@epiqsystems.com
      Copy to:
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60602
Attention:  Richard W. Porter, P.C.
Telephone:	(312) 861-2000
Telecopy:	(312) 861-2200
E-mail:  rportco@kirland.com

      If to Indemnifying Shareholder:
___________________
___________________
Attention:	___________
Telephone:	___________
Telecopy:	___________
E-mail:

      With a Copy to:
Wormser, Kiely, Galef & Jacobs LLP
825 Third Avenue
New York, NY 10022
Attention:	Keith M. Pinter, Esq.
Telephone:	(212) ___-____
Telecopy:	(212) 687-5703
E-mail:

      If to the Escrow Agent:
Wells Fargo Bank, N.A. Escrow Agent
Attn:  Corporate Trust & Escrow Services
One Ward Parkway, Suite 330
Kansas City, Missouri  64112
Attention:  Kenneth Dotson
Telephone:	(816) 931-5746
Telecopy:	(816) 753-5311
E-mail: kenneth.dotson@wellsfargo.com and dane.lee@wellsfargo.com

Any party may give any notice, instruction or other
communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 5.7.
      5.8	Amendments and Waivers
      This Agreement may be amended only with the written consent of Buyer, the Escrow Agent and the Indemnifying Shareholder. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
      5.9	Governing Law and Submission to Jurisdiction
      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REGARD TO THE LAWS THAT MIGHT BE APPLICABLE UNDER CONFLICTS OF
LAWS PRINCIPLES.
      Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court, or Federal court of the United States of America, sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such New York state or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such New York state or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
      5.10	Force Majeure
      The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.
      5.11	Dispute Resolution
      It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Fund, or should any claim be made upon the Escrow Agent or the Escrow Fund by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Fund until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings that relate to the Escrow Fund.
*	*	*	*


      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

EPIQ SYSTEMS, INC.
'Buyer':


By:   /s/ Christopher E.
Olofson_____________

Title:  President & Chief
Operating Officer



AJUTA INTERNATIONAL PTY. LTD.,
as Trustee of Hypatia Trust
'Indemnifying Shareholder':


By:  /s/ Ira B.
Stechel___________________

Title:  Attorney in Fact



WELLS FARGO BANK, N.A.
'Escrow Agent'





By:  /s/ Dane A.
Lee______________________

Dane A. Lee, Vice President



ATTACHMENT A
Escrow Agent Fees

Acceptance Fee	$500
Our acceptance fee covers the review, acceptance and assumption of all responsibilities and duties as Escrow Agent, participation in document conferences, establishing records and accounts, receipt of funds, and consultation with counsel.

Annual Escrow Agent Fee	$5,000
This annual fee includes the normal day-to-day administration of the issue performed in accordance with the Escrow Agreement, maintenance of all administrative records, and the duties and functions associated with the Escrow Agent. Our annual administration fee is billed annually in advance for any year or part thereof. The first annual fee is due at closing.

Stock Sale Transactions	$500
In the event of the sale of Escrow Shares per 1.6(b) of the Escrow Agreement, this fee will be charged per sale to sale proceeds.

Disbursements upon Receipt of Final Determination	$1,000

Out-of-Pocket Expenses	None Anticipated
The Trustee does not typically charge for out-of-pocket expenses but we reserve the right to charge for significant, unanticipated out-of-pocket expenses incurred in connection with the acceptance of the Escrow Agent appointment and annual administration. Any out-of-pocket expenses incurred by us will be billed at cost. These items may include, but are not be limited to, legal costs, travel expenses, courier services, etc.

Investments	Included
Wells Fargo does not charge transaction fees for cash investments nor do we charge sweep fees for investment of funds in the Wells Fargo Money Market Fund family.

Guaranteed Investment Contracts or Forward Delivery Agreements
(If any)
In the event we are asked to administer a guaranteed Investment contract or forward purchase agreement an annual fee of $750 will be charged. This fee includes the set-up, review and maintenance of any STANDARD investment agreement or similar instrument. The investment activities included in this fee assume there will be no more than one (1) draw on the instrument per month. Fees for NON-STANDARD agreements such as repurchase/swap/hedge agreements or for investment funds held outside the bank (such as CAMP or LAIF) will be negotiated separately.

Extraordinary Services
Fees indicated in this schedule are based upon services rendered in accordance with established procedures and during normal business hours. Unusual or extraordinary services, such as those provided upon an Event of Default, are subject to additional charges based on the duties, responsibilities, and other factors involved. Fees for services not specifically set forth in this schedule will be determined by appraisal. Such services may include, but not be limited to, additional responsibilities and services incurred in connection with amendments or extensions of the governing documents, unusual cash and/or investment transactions, calculations, reports or notices, or in case of litigation.

Customized Services
Customized services can be provided as needed. Additional fees will be assessed as out-of-pocket expenses for performing non-standard services such as generating specialized reports, arbitrage calculations provided by third parties, default administration, custody services, etc. Additional fees may be assessed for excessive administration time or other duties required as mandated by future laws or regulatory agencies. Fees will be determined commensurate with the type of service and the time and responsibility involved.

This Fee Schedule is based upon the assumptions listed below which pertain to the responsibilities and risks involved in Wells Fargo Bank, N.A. undertaking the roles of Escrow Agent. These assumptions are based on information provided to us as of the date of this Fee Schedule. Our fees are subject to review and acceptance of the final documents. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our proposal.

PRICING NOTES AND ASSUMPTIONS
*	All interest and investment earnings will be credited to the
Escrow Account, including interest earned on money market funds. No additional fees are debited against earnings.

*	No investment transaction fees are charged for investing in
sweep vehicles or individual securities.  Wells Fargo
Brokerage Services Inc., a full-service brokerage company, is available for investment purchases, including commercial paper.

*	There will be no charge for the first twenty-four (24) wires.
Additional wires will be $25 each.

*	 Should any transaction fail to close through no fault of
Wells Fargo Bank, N.A., all or a portion of our acceptance fee, as well as legal and out-of-pocket expenses incurred by Wells Fargo Bank, N.A., may be due and payable.

Billings over 30 days past due are subject to a 1.5 % late fee.

Wells Fargo Bank, N.A.
By: Dane A. Lee on November 10, 2005





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